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FILE NUMBER  5953-635-4                                              EXHIBIT 3.1


                               STATE OF ILLINOIS

                                   OFFICE OF

                             THE SECRETARY OF STATE


WHEREAS, ARTICLES OF INCORPORATION OF INSURANCE AUTO AUCTIONS (ILLINOIS), INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


NOW THEREFORE, I, GEORGE H. RYAN, SECRETARY OF STATE OF THE STATE OF ILLINOIS, BY VIRTUE OF THE POWERS VESTED IN ME BY LAW, DO HEREBY ISSUE THIS CERTIFICATE AND ATTACH HERETO A COPY OF THE APPLICATION OF THE AFORESAID CORPORATION.


IN TESTIMONY WHEREOF, I HERETO SET MY HAND AND CAUSE TO BE AFFIXED THE GREAT SEAL OF THE STATE OF ILLINOIS, AT THE CITY OF SPRINGFIELD, THIS 7TH DAY OF AUGUST A.D. 1997 AND OF THE INDEPENDENCE OF THE UNITED STATES THE TWO HUNDRED AND 22ND.



      [SEAL OF THE STATE OF ILLINOIS]

C-212.2
                                                  George H. Ryan


                                                  Secretary of State


RETURN TO BOX 408
ATTN:   JM
     ------------


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   Form BCA-2.10              ARTICLES OF INCORPORATION
------------------------------------------------------------------------------------------
   (Rev. Jan. 1995)     THIS SPACE FOR USE BY SECRETARY OF STATE      SUBMIT IN DUPLICATE!
GEORGE H. RYAN                                                     -----------------------
SECRETARY OF STATE                    F I L E D                     THIS SPACE FOR USE BY
Department of Business Services                                      Secretary of State
Springfield, IL 62756                AUG 7  1997
----------------------                                             Date  8-7-97
Payment must be made by            GEORGE H. RYAN                  Franchise Tax   $ 25.00
certified check, cashier's       SECRETARY OF STATE                Filing Fee      $ 75.00
check, Illinois attorney's                                                         -------
check, Illinois C.P.A.'s                                           Approved:   ??? $100.00
check or money order, payable
to "Secretary of State."
==========================================================================================

1.  CORPORATE NAME:    Insurance Auto Auctions (Illinois), Inc.
                     ---------------------------------------------------------------------

    --------------------------------------------------------------------------------------
    (The corporate name must contain the word "corporation", "company," "incorporated,"
    "limited" or an abbreviation thereof.)

==========================================================================================

2.  Initial Registered Agent:    Gaspare Ruggirello
                               -----------------------------------------------------------
                                   First Name         Middle Initial          Last Name

    Initial Registered Office:   850 East Algonquin Road
                               -----------------------------------------------------------
                                     Number               Street               Suite #

                                 Schaumburg     IL        60173                 Cook
                               -----------------------------------------------------------
                                      City               Zip Code              County
==========================================================================================

3.  Purpose or purposes for which the corporation is organized:
    (If not sufficient space to cover this point, add one or more sheets of this size.)

       The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

==========================================================================================

4.  Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

              Par  Value    Number of Shares     Number of Shares      Consideration to be
    Class      per Share       Authorized     Proposed to be Issued     Received Therefor
    --------------------------------------------------------------------------------------
    Common      $ NPV          20,000,000              1,000                  $1
    --------------------------------------------------------------------------------------
    Preferred     NPV           5,000,000                  0                   0
    --------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------
                                                                       TOTAL: $1

    Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
    (If not sufficient space to cover this point, add one or more sheets of this size.)

       See attachment.

                                            (over)


    RETURN TO BOX 408                                                        EXPEDITED
    ATTN:    JM                                                             AUG 07 1997
         ------------                                                   SECRETARY OF STATE

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ARTICLE 4, PARAGRAPH 2:

     a.   NUMBER OF AUTHORIZED SHARES.

          The Corporation shall have authority to issue a total of twenty-five million (25,000,000) shares of capital stock, divided into classes as follows:

          (1) Twenty million (20,000,000) shares of capital stock shall constitute a separate and single class designated "Common Shares," which shall have no par value and $.001 stated value.

          (2) Five million (5,000,000) shares of capital stock shall constitute a separate and single class designated "Preferred Shares," which shall have no par value and $.001 stated value and may be issued in series, with all Preferred Shares of the same series having identical rights, preferences and limitations.

     b.   COMMON SHARES.

          (1) Dividend Rights. Subject to the rights of any class of shares (or series thereof) of the Corporation ranking, as to dividends, senior to Common Shares, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared by the Board of Directors of the Corporation from time to time and paid on Common Shares out of any assets of the Corporation at the time legally available for the payment of dividends.

          (2) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Shares shall be entitled to share ratably in the assets of the Corporation remaining after all distributions or payments shall have been made to the holders of any class of shares (or series thereof) of the Corporation ranking senior, as to liquidation rights, to Common Shares.

          The merger or share exchange of the Corporation with any other corporation, or a sale, lease or conveyance of all or substantially all of its assets, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this section.

          (3) Voting. Subject to the rights of any outstanding Preferred Shares or as may be required by law, all voting power shall rest exclusively in the holders of Common Shares. Each Common Share shall be entitled to one vote on each matter submitted to a vote of the shareholders of the Corporation.

     c.   PREFERRED SHARES.

          Preferred Shares may be issued from time to time in one or more series, in such amounts and for such consideration as the Board of Directors may determine and with such

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preferences, limitations and relative rights as shall be determined and stated
by the Board of Directors. The Board of Directors is hereby granted further authority to determine such preferences, limitations and relative rights for each such series of Preferred Shares by resolution prior to the issuance of each such series. Without limiting the generality of the authority granted to the Board of Directors herein, the Board of Directors shall have the power, right and authority to determine the following preferences, limitations and relative rights:

          (1) Designation. The designation of each series, which designation shall be by distinguishing letter, number, title or combination thereof.

          (2)  Number.  The number of shares of any series to be issued.

          (3) Dividend Source, Rate and Dates. The source, rate and dates of any dividends payable with respect to shares of any series; provided, however, that no dividends shall be payable upon the Preferred Shares to the extent that
(A) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (B) the Corporation's total assets would be less than the sum of its total liabilities plus (unless otherwise provided herein) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.

          (4) Dividend Accumulations. Whether any dividends which may be payable with respect to shares of any series shall be cumulative; and, if they shall be cumulative, then the dates from which such dividends shall start to cumulate.

          (5) Dividend Preferences. The preference or preferences, if any, to be accorded dividends payable with respect to shares of any series.

          (6) Redemption. The redemption rights and prices, if any, with respect to shares of any series.

          (7) Sinking Fund. The terms and amount of any sinking fund provided for the redemption of shares of any series.

          (8) Rights of Purchase. The rights, if any, of the Corporation to purchase for retirement, other than by way of redemption, shares of any series, and the terms and conditions of any such purchase rights.

          (9) Conversion. Whether or not the shares of any series shall be convertible into Common Shares or into shares of any other series or number of series or into any other security; and, if so, the conversion price or prices, any adjustments thereof and/or any other terms and conditions upon which such conversion may be effected.

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         (10)  Liquidation.  The preference or preferences, if any, with respect to shares of any series entitled to receive the net assets of the Corporation upon liquidation, dissolution or winding up of the Corporation

         (11) Voting. The voting rights, if any, to which the holders of any series of Preferred Shares may be entitled.

     d.  DISTRIBUTIONS TO SHAREHOLDERS.

         The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders if, after giving the distribution effect, (1) the Corporation would be able to pay its debts as they become due in the usual course of business and (2) the Corporation's total assets would be greater than its total liabilities, without regard to any amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

ARTICLE 7:

     A.  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

         The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was an employee or agent of the Corporation, or who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself,

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create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

     B.   LIMITATION OF LIABILITY OF DIRECTORS.

          The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Illinois law.

     C.   NO CUMULATIVE VOTING.

          In all elections for directors, cumulative voting by the shareholders is hereby denied under all circumstances.

     D.   NO INFORMAL ACTION BY SHAREHOLDERS.

          Any action which may or must be taken by the shareholders must be taken at any annual or special meeting of the shareholders and may not be taken by any consent in writing of the shareholders.

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